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                                                                     Exhibit 3.1

                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                           MICROPOWER GENERATION, INC.

FIRST:   The  name  of  this  Delaware  Corporation  is:
           Micropower  Generation,  Inc.

SECOND:  The  name  and  address  of  the  Corporation's  Registered  Agent  is:
           Corporate  Creations  Enterprises,  Inc.
           2530  Channin  Drive
           Wilmington  DE  19810
           New  Castle  Country

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 1,000 shares of common stock, par value $.0001 per share.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH:  The  name  and  address  of  the  incorporator  is:
          Corporate  Creations  International  Inc.
          941  Fourth  Street  #200
          Miami  Beach  FL  33139

SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.


     /s/  Andreas  M  Kelly
-------------------------------------
CORPORATE  CREATIONS  INTERNATIONAL  INC.
Andreas  M.  Kelly  Vice  President

Date:  December  15,  1999


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